FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices) (Zip Code)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 13, 2007, the Board of Directors of the Registrant acted to amend Article IV, Section 9(c) of the Registrant’s By-Laws to revise requirements with respect to the composition of, and the quorum required for taking action by, the Board’s Corporate Governance Committee.  Previously, the Chairman and Vice Chairman of the Board, both appointed by the President of the United States, were ex officio members of the Corporate Governance Committee and the presence of either the Chairman or the Vice Chairman, along with two other members of the Committee, was necessary for a quorum.  The amended By-Laws provide that the two seats on the Corporate Governance Committee previously reserved for the Chairman and Vice Chairman of the Board may be filled by any two members of the Board appointed by the President of the United States and that at least one of those members must be present to constitute a quorum.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

3.           Text of Amendments to By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
Name: Jerome G. Oslick
Title: Vice President – General Counsel

Dated:                      November 19, 2007